OAKTREE CAPITAL MANAGEMENT, LLC
                                 CODE OF ETHICS


I.       INTRODUCTION

Oaktree Capital Management, LLC acts as a SEC registered investment adviser of the investment portfolios of corporate pension funds, state and local pension funds, foundations, endowments, other institutions and individuals. As used in this Code of Ethics, "Oaktree" refers to Oaktree Capital Management, LLC, and any of its subsidiaries and affiliated partnerships.

Assets are managed through separate portfolios held in the client's name by the client's custodian bank, and in the form of private group trusts and limited partnerships, for which there is an independent custodian. Oaktree Capital Management, LLC, does not act as a custodian for the assets it manages and employees should not take possession of client cash or securities without first receiving the written approval of the Compliance Officer, Kenneth Liang, whom Oaktree has designated to explain and implement this Code of Ethics ("COMPLIANCE OFFICER").

This Code of Ethics is based on the principle that the officers, directors and employees of Oaktree owe a fiduciary duty to Oaktree's clients, among others. In light of this fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

     o You must at all times place the interest of Oaktree's clients before your own interests.

     o You must conduct all of your personal investment transactions in a manner consistent with this Code and so as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

     o You should adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions to their personal benefit.

Although it is sometimes difficult to determine what behavior is necessary or appropriate in order to adhere to these general principles, this Code contains several guidelines for proper conduct. However, the effectiveness of Oaktree's policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules. Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code in addition to the specific guidelines and examples set forth below. If you are uncertain as to whether a real or apparent conflict exists in any particular situation between your interests and those of Oaktree's clients, you should consult with Oaktree's Compliance Officer immediately.

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II.      PERSONAL INVESTMENT TRANSACTIONS POLICY

Laws, including insider trading laws described in Article III of this Code of Ethics, and ethical standards impose on Oaktree and its employees duties to avoid conflicts of interest between their personal transactions and investment transactions Oaktree makes on behalf of its clients. In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. This policy governs your investments in securities. "Securities" include any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, financial commodities, other derivative products and interests in privately placed offerings, limited partnerships or other entities. The following personal investment transaction policies are designed to reduce the possibilities for such conflicts and/or inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

Except as otherwise noted, Oaktree's restrictions on personal investment transactions apply to all Access Persons. "ACCESS PERSONS" include all Oaktree members, principals, managing directors, officers and employees, except certain persons specified by the Compliance Officer who (i) do not devote substantially all working time to the activities of Oaktree, and (ii) do not have access to information about the day-to-day investment activities of Oaktree. Every employee should consider himself or herself an Access Person unless otherwise specifically exempted pursuant to Article VIII of this Code of Ethics by the "APPROVING OFFICERS", who are listed on Exhibit 5.3.1 attached hereto.

GENERAL PRINCIPLES REGARDING SECURITIES TRANSACTIONS OF ACCESS PERSONS

No Access Person may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest:

     o Any security (or related option or warrant) that to his or her knowledge Oaktree is buying or selling for its clients, until such buying or selling is completed or canceled.

     o Any security (or related option or warrant) that to his or her knowledge is under active consideration for purchase or sale by Oaktree for its clients.

The term "BENEFICIAL INTEREST" is defined by rules of the SEC. Generally, under the SEC rules, a person is regarded as having a beneficial interest in securities held in the name of:

     o A husband, wife or a minor child;

     o A relative sharing the same house;

     o Anyone else if the Access Person:

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     o (i)  obtains  benefits  substantially  equivalent  to  ownership  of  the securities;

     (ii) can obtain ownership of the securities immediately or at some future time; or

     (iii) can vote or dispose of the securities.

If you act as a fiduciary with respect to funds and accounts managed outside of Oaktree (for example, if you act as the executor of an estate for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account. Accordingly, any securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions set forth herein. You should review the restrictions on your availability to act as a fiduciary outside of Oaktree set forth under "Outside Activities -- Fiduciary Appointments".


PRECLEARANCE PROCEDURES

Each Access Person must obtain preclearance for any personal investment transaction in a security if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security. Preclearance is not necessary for exempt securities. "EXEMPT SECURITIES" are securities (or securities obtained in transactions) described under "Securities or Transactions Exempt from Personal Investment Transactions Policy".

You must obtain preclearance for all non-exempt securities transactions, including writing of an option to purchase or sell a security, by completing and signing the Request for Prior Approval of Personal Investment Transactions Form provided for that purpose by Oaktree and by obtaining the signature of the Compliance Officer or, if he is not available, any Approving Officer. You will be required to make certain certifications each time you trade a security, including that you have no knowledge that would violate the general trading principles set forth above. Sample copies of the Request for Prior Approval of Personal Investment Transactions Forms for domestic and foreign preclearance are attached. Since the forms may change over time, you should ask the Compliance Officer or an Approving Officer for supplies of the current form.

Preclearance will be given on the day you request it under normal circumstances. You must complete an approved securities transaction by the end of the business week in which you obtain the approval (for example: assuming a regular business week, whether you obtain approval on Monday or Wednesday you have until the close of business on that Friday to execute the transaction). If the transaction is not completed within this time period, you must obtain a new preclearance, including one for any uncompleted portion of the transaction. Post-approval is NOT PERMITTED under this Code of Ethics. If Oaktree determines that you completed a trade before approval or after the clearance expires, you will be considered to be in violation of the Code. After the first such violation, the employee will receive a warning. Upon the second such violation, a 30 day trading suspension will be imposed on the employee's personal trading privileges to purchase any security. If any additional violations occur, the sanctions to be imposed will be determined by the Compliance Officer at that time.

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TRADING RESTRICTIONS

In addition to the more general restrictions discussed above, Oaktree has adopted other restrictions on personal investment transactions.

NO ACCESS PERSON MAY:

     o Acquire any non-exempt security in an initial public offering (IPO). (Remember - under NASD rules and SEC staff interpretations, you may also be prohibited from participating in any public offering that is a "hot issue".)

     o Purchase or sell, directly or indirectly, for his or her own account or for any account in which he or she may have a beneficial interest, any security that is subject to a firm-wide restriction or a department restriction by his or her department.

NO ACCESS PERSON MAY:

     o Purchase securities offered in a private placement (other than those offered by Oaktree) except with the prior approval of the Compliance Officer or, if he is not available, any Approving Officer. In considering approval, the Compliance Officer or Approving Officer will take into consideration whether the investment opportunity you have been offered should be reserved for Oaktree's clients and whether the opportunity is being offered to you by virtue of your position with Oaktree. If you or your department want to purchase on behalf of an Oaktree client the security of an issuer or its affiliate where you have a beneficial interest in the securities of that issuer through a private placement, you must first disclose your interest to the Compliance Officer or Approving Officer. In such event, the Compliance Officer or Approving Officer will independently review the proposed investment decision. Written records of any such circumstances should be sent to the Compliance Officer.

NO PORTFOLIO MANAGER, INVESTMENT ANALYST OR SECURITIES TRADER MAY:

     o Purchase or sell any security for his or her own account, or any account in which he or she may have a beneficial interest, for a period of SEVEN
     (7) DAYS BEFORE OR SEVEN (7) DAYS AFTER that security is bought or sold on behalf of any Oaktree client for which they are involved in the investment decision making process. VIOLATION OF THIS PROHIBITION WILL REQUIRE REVERSAL OF THE TRANSACTION AND ANY RESULTING PROFITS WILL BE SUBJECT TO DISGORGEMENT AT THE DISCRETION OF THE APPROVING OFFICERS.

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NO PORTFOLIO MANAGER, INVESTMENT ANALYST OR SECURITIES TRADER:

     o Who provides investment advice to the Vanguard Convertible Securities Fund, Inc. may PROFIT FROM THE PURCHASE AND SALE, OR SALE AND PURCHASE, OF THE SAME (OR RELATED SECURITIES) WITHIN 60 CALENDAR DAYS. Securities subject to this prohibition include securities owned or being considered (including underlying equity securities) by such fund. The foregoing also applies to short transactions. VIOLATION OF THIS PROHIBITION WILL REQUIRE REVERSAL OF THE TRANSACTION AND ANY RESULTING PROFITS WILL BE SUBJECT TO DISGORGEMENT AT THE DISCRETION OF THE APPROVING OFFICERS.

Any profits subject to disgorgement will be given to a charity selected by Oaktree or under Oaktree's direction.

SECURITIES OR TRANSACTIONS EXEMPT FROM PERSONAL INVESTMENT TRANSACTIONS POLICY

The following securities or transactions are exempt from some aspects of the personal investment transaction policy:

          (a) U.S. Government Securities.
          (b) Bank Certificates of Deposit.
          (c) Bankers' Acceptances.
          (d) Commercial Paper.
          (e) Shares in open-end investment companies (mutual funds).
          (f) Securities purchased on behalf of an Access Person for an account over which the Access Person has no direct or indirect influence or control.
          (g) Securities purchased through an automatic dividend reinvestment plan.
          (h) Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
          (i) Stock index futures and nonfinancial commodities (i.e., pork belly contracts).
          (j) Limited partnership interests in Oaktree-sponsored limited partnerships.
          (k) Securities acquired in connection with covering a position in, or the exercise of, or the sale of an option. The purchase of an option is not an exempt transaction.

It is not necessary to preclear personal transactions for any exempt securities or transactions. However, it still is necessary to report such securities (other than securities exempt under clauses (a), (b), (c), (d) or (e) above) in the quarterly transaction reports or annual securities holdings list. Personal investment transactions in exempt securities are still subject to Oaktree's policy on inside information.

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REPORTING OF TRANSACTIONS

QUARTERLY REPORTS. All Access Persons must file with the Compliance Officer quarterly reports of personal investment transactions by the 10th day of January, April, July and October or, if that day is not a business day, then the first business day thereafter. In each quarterly report, the Access Person must report ALL personal investment transactions in which he or she has a beneficial interest and which were transacted during the quarter other than transactions in U.S. government securities, bank certificates of deposit, bankers' acceptances, commercial paper, or shares of open-end mutual funds. EVERY ACCESS PERSON MUST FILE A QUARTERLY REPORT WHEN DUE EVEN IF SUCH PERSON MADE NO PURCHASES OR SALES OF SECURITIES DURING THE PERIOD COVERED BY THE REPORT. You are charged with the responsibility for making the quarterly reports. Any effort by Oaktree to facilitate the reporting process does not change or alter that responsibility. The report must be on the form provided by Oaktree. A sample of the Oaktree form as of this date is attached. Since the form may change over time, you should ask the Compliance Officer for supplies of the current form.

ANNUAL REPORTS. All Access Persons must also complete an Annual Holdings Report along with the quarterly report due by the 10th business day in January. This report must include a listing of ALL securities in which you have a beneficial interest as of December 31 of the preceding year, other than U.S. government securities, bank certificates of deposit, bankers' acceptances, commercial paper, and shares of open-end mutual funds. Oaktree will require all new employees to provide a listing of all securities holdings within 10 business days of the commencement of employment.

BROKER STATEMENTS AND TRADE CONFIRMATIONS. All Access Persons are required to direct brokers of accounts in which they have a beneficial interest to supply to Oaktree, on a timely basis, duplicate copies of trade confirmations and copies of periodic broker account statements which states the name of your account and account number. To maximize the protection of your privacy, you should direct your brokers to send this information to:

                           OAKTREE CAPITAL MANAGEMENT, LLC
                           333 SOUTH GRAND AVENUE, 28TH FL.
                           LOS ANGELES, CALIFORNIA 90071
                           ATTN:  COMPLIANCE OFFICER

YOU SHOULD PROVIDE A LIST OF ALL YOUR BROKERAGE ACCOUNTS TO THE COMPLIANCE OFFICER IN THE FORM OF EXHIBIT 5.3.8 ATTACHED HERETO. If you have any questions about the Personal Investment Transactions Policy, call or see the Compliance Officer.

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III.     POLICY STATEMENT ON INSIDER TRADING

GENERAL

The federal prohibition against insider trading stems from the general antifraud provisions of the Securities Exchange Act of 1934 and the Investment Advisers Act of 1940. The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") amended both of those acts by adding specific provisions designed to detect and deter insider trading and to impose stiffer sanctions upon violators and persons who "control" violators, such as their employers.

ITSFEA requires all registered investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent misuse of material nonpublic information by their employees or associated persons. ITSFEA also imposes liability upon "controlling persons," i.e., employers and individual supervisors if the controlling person knew of or recklessly disregarded the fact that the "controlled person," i.e., employee or associated person, was likely to engage in the misuse of material inside information and failed to take appropriate steps to prevent it.

The professionals and staff of Oaktree occasionally come into possession of material, non-public information (sometimes called "INSIDE INFORMATION"). Various state and federal laws, regulations and court decisions, as well as general ethical and moral standards, impose certain duties with respect to the use of such information. The violation of those duties could subject both Oaktree and the individuals involved to serious civil and criminal penalties and the resulting damage to reputation. For the purpose of this policy statement, the reference to "COMPANY" includes partnerships, trusts or any entity which issues securities.

Moreover, within an organization or affiliated group of organizations, courts may attribute one employee's knowledge of inside information to any other employee or group that later trades in the affected security, even if there had been no communication of actual knowledge. Thus, by buying or selling a particular security in the normal course of business, Oaktree personnel, other than those with actual knowledge of inside information, could inadvertently be subjecting Oaktree to liability.

The risks in this area can be significantly reduced through the conscientious use of a combination of trading restrictions and information barriers designed to confine non-public information to a given group or department (so-called "CHINESE WALLS"). One purpose of this Policy Statement is to establish a workable procedure for applying these techniques in ways that offer significant protection to Oaktree and its personnel, while providing flexibility to carry on Oaktree's investment management activities.

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OAKTREE POLICY ON INSIDER TRADING

No Access Person may buy or sell a security (or a related option or warrant) in a company, either for themselves or on behalf of others, while in possession of material, non-public information about the company. In addition, Access Persons may not communicate material, non-public information to others who have no official need to know. You should remember that you may obtain material, non-public information about entities owned by Oaktree's funds and accounts.

WHAT IS MATERIAL INFORMATION?

Information is "material" when a reasonable investor would consider it important in making an investment decision. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. Dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments are some examples of material information. These prohibitions apply not only to the securities of the issuers to which the inside information is directly related but also to any other securities (for example, securities of companies in the same industry) that may reasonably be expected to be materially affected by a public disclosure of the inside information.

WHAT IS NON-PUBLIC INFORMATION?

Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or THE WALL STREET JOURNAL or some other publication of general circulation. Information remains non-public until a reasonable time elapses after it is disseminated.

TIPPING NON-PUBLIC INFORMATION

If you possess material non-public information about a particular security or the market for the security, you may not disclose or tip that information to others except on a "need-to-know" basis. You should not discuss such information acquired on the job with friends, relatives, spouses, clients, or anyone else outside of Oaktree.

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INSIDE INFORMATION PROCEDURES

FIRST STEPS. Before executing any trade for yourself or others, including clients of Oaktree, you must determine whether you have access to material, non-public information. If you believe you have received oral or written material, non-public information, you should discuss the situation immediately with the Compliance Officer or, in his absence, an Approving Officer. You should not discuss the information with anyone else within or outside of Oaktree. The Compliance Officer or such Approving Officer will, with the assistance of counsel as required, determine whether the information is of a nature requiring restrictions on use and dissemination.

DEAL-SPECIFIC INFORMATION. Under certain circumstances, one or more Oaktree employees may receive inside information for a legitimate purpose in the context of a transaction in which an Oaktree entity or account is a potential participant. This "DEAL-SPECIFIC INFORMATION" may be used by the department to which it was given for the purpose for which it was given. You may not disclose Deal-Specific Information to persons outside Oaktree, communicate it to Oaktree persons outside of your department or use it within your department for any other purpose. You should restrict access to Deal-Specific Information by adopting appropriate security precautions designed to prevent unauthorized use. Such precautions could include (a) locking written information in a secure place when it is not actually being used, (b) using envelopes or cover sheets to guard against unauthorized observation, (c) using code names in discussions and internal communications, and (d) disclosing the information within the department only on a need-to-know basis.

HANDLING  OF INSIDE  INFORMATION.  If the  Compliance  Officer  determines  that
information   available  to  Oaktree  requires   restrictions  on  its  use  and
dissemination, the following procedures will apply:

         (a) The Compliance Officer will immediately place a "DEPARTMENT RESTRICTION" on the affected securities. This would bar any purchases or sales of such securities (i) for the funds or accounts managed by the department which obtained the inside information (except with respect to the authorized use of Deal-Specific Information), and (ii) by any Access Person in that department for his or her personal account.

         (b) In addition, the Compliance Officer will either (i) place a "FIRM-WIDE RESTRICTION" on the affected securities, which would bar any purchases or sales of the securities by any department or person with Oaktree, or (ii) elect to maintain the Chinese Wall between departments, which would bar the dissemination of the information outside the department to which it came (leaving the department restriction in place, but allowing other departments not in possession of the inside information to trade in the affected securities). Where senior executive officers, or other persons who do not readily fit within a department, receive inside information, the Compliance Officer (subject to an analysis of the specific facts) will decide upon the appropriate restriction.

INADVERTENT COMMUNICATIONS. If inside information is communicated to another department (inadvertently or otherwise) in violation of this Policy Statement, the foregoing procedures will

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apply to such other  department  in the same  manner as they are  applied to the department that originally received the information.

LIFTING RESTRICTIONS. Once inside information becomes public, or is judged to be no longer material, the Compliance Officer may lift the trading and information restrictions.


IV.      GIFTS, PAYMENTS, AND PREFERENTIAL TREATMENT

GIFTS RECEIVED BY EMPLOYEES

No employee should solicit, receive, or participate in any arrangement leading to a gift to himself or herself, relatives, or friends, or any business in which any of them have a substantial interest, in consideration of past, present or prospective business conducted with Oaktree. As a general rule, you should not accept gifts of more than de minimis value from present or prospective clients, providers of goods or services or others with which Oaktree has dealings. While there is no absolute definition of de minimis, you should exercise good judgment to assure that no gift that is excessive in value is accepted. You should immediately report any offer of an improper gift to the Compliance Officer.

The term "GIFT" includes, but is not limited to, substantial favors, money, credit, special discounts on goods or services, free services, loans of goods or money, excessive entertainment events, trips, hotel expenses, excessive entertainment food or beverages, or anything else of value. Gifts to an employee's immediate family are included in this policy. THE RECEIPT OF CASH GIFTS BY EMPLOYEES IS ABSOLUTELY PROHIBITED.

If you believe that you cannot reject or return a gift without potentially damaging friendly relations between a third party and Oaktree, you should report the gift and its estimated dollar value in writing to the Compliance Officer, who may require that the gift be donated to charity.

GIFTS AND ENTERTAINMENT GIVEN BY EMPLOYEES

It is acceptable for you to give gifts or favors of nominal value to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, and involve no element of concealment. Entertainment that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of Oaktree's business.

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POLITICAL CONTRIBUTIONS

It is the policy of Oaktree to comply  fully  with  federal  and state  election
campaign  laws.  You  are   responsible   for  monitoring   your  own  political
contributions to be certain that they comply with all applicable laws.

OTHER CODES OF ETHICS

You should be aware that sometimes a client imposes more stringent codes of ethics than those set forth above. If you are subject to a client's code of ethics, you should abide by it.

V.       OUTSIDE ACTIVITIES

OUTSIDE EMPLOYMENT

Each employee is expected to devote his full time and ability to Oaktree's interests during regular working hours and such additional time as may be properly required. Oaktree discourages employees from holding outside employment, including consulting. If you are considering taking outside employment, you must submit a written request to your Department Head. The request must include the name of the business, type of business, type of work to be performed, and the days and hours that the work will be performed. If your Department Head approves your request, it will be submitted to the Chairman for final approval.

An employee may not engage in outside employment that: (a) interferes, competes, or conflicts with the interest of Oaktree; (b) encroaches on normal working time or otherwise impairs performance; (c) implies Oaktree's sponsorship or support of an outside organization; or (d) reflects directly or indirectly adversely on Oaktree. The firm's policy prohibits outside employment in the securities brokerage industry. Employees must abstain from negotiating, approving or voting on any transaction between Oaktree and any outside organization with which they are affiliated, whether as a representative of Oaktree or the outside organization, except in the ordinary course of their providing services for Oaktree and on a fully disclosed basis.

If you have an approved second job, you are not eligible to receive compensation during an absence from work which is the result of an injury on the second job and outside employment will not be considered an excuse for poor job performance, absenteeism, tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn.

SERVICE AS DIRECTOR

No employee may serve as a director or in a similar capacity of any non-Oaktree company or institution, whether or not it is part of your role at Oaktree, without prior approval of the Chairman. You do not need approval to serve on the board of a private family corporation for your family or any charitable, professional civic or nonprofit entities that are not clients of Oaktree and have no business relations with Oaktree. If you receive approval, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest, such as Chinese Wall procedures or placing securities of the company on a restricted list. Oaktree may withdraw approval if senior management concludes that withdrawal is in Oaktree's interest. Also, if you serve in a director capacity which does not require approval but circumstances later change which would require such approval (e.g., the company enters into business relations with Oaktree or becomes a client), you must then get approval. See the attached sample of a Report on Outside Directorships which you should use to seek any approval.

FIDUCIARY APPOINTMENTS

No employee may accept appointments as executor, trustee, guardian, conservator, general partner or other fiduciary, or any appointment as a consultant in connection with fiduciary or active money management matters, without the prior approval of the Chairman. This policy does not apply to appointments involving personal estates or service on the board of a charitable, civic, or nonprofit company where the Access Person does not act as an investment adviser for the entity's assets or has no control or limited input in the investment decision for such entity's assets. Securities traded by you as a fiduciary will be subject to the Oaktree Personal Investment Transactions Policy.

COMPENSATION, CONSULTING FEES AND HONORARIA

If you have received proper approval to serve in an outside organization or to engage in other outside employment, you may retain all compensation paid for such service unless otherwise provided by the terms of the approval. You should report the amount of this compensation to the Compliance Officer. You may not retain compensation received for services on boards of directors or as officers of corporations where you serve in the course of your employment activities with Oaktree. However, you may retain honoraria received by you for publications, public speaking appearances, instructional courses at educational institutions, and similar activities. You should direct any questions concerning the permissible retention of compensation to the Chairman.

PARTICIPATION IN PUBLIC AFFAIRS

Oaktree encourages its employees to support community activities and political processes. Normally, voluntary efforts take place outside of regular business hours. If voluntary efforts require corporate time, you should obtain prior approval from the Chairman. If you wish to accept an appointive office, or run for elective office, you must first obtain approval from the Chairman. You must campaign for an office on your own time and may not use Oaktree property or services for such purpose without proper reimbursement to Oaktree.

In all cases, employees participating in political activities do so as individuals and not as representatives of Oaktree. To prevent any interpretation of sponsorship or endorsement by Oaktree, you should not use either the Oaktree name or its address in material you mail or funds you collect, nor, except as necessary in biographical information, should Oaktree be identified in any advertisements or literature.

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SERVING AS TREASURER OF CLUBS, CHURCHES, LODGES

An employee may act as treasurer of clubs, churches, lodges, or similar organizations. However, you should keep funds belonging to such organizations in separate accounts and not commingle them in any way with your personal funds or Oaktree's funds.

Any other outside activity or venture that is not covered by the foregoing, but that may raise questions, should be cleared with the Chairman.


VI.      OTHER EMPLOYEE CONDUCT

PERSONAL FINANCIAL RESPONSIBILITY

It is important that employees properly manage their personal finances, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust. In particular, you are not permitted to borrow from clients, or from providers of goods or services with whom Oaktree deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

TAKING ADVANTAGE OF A BUSINESS OPPORTUNITY THAT RIGHTFULLY BELONGS TO OAKTREE

Employees must not take for their own advantage an opportunity that rightfully belongs to Oaktree. Whenever Oaktree has been actively soliciting a business opportunity, or the opportunity has been offered to it or Oaktree's funds, facilities or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to Oaktree and not to employees who may be in a position to divert the opportunity for their own benefits.

Examples of improperly taking advantage of a corporate opportunity include:

     o Selling information to which an employee has access because of his/her position.

     o Acquiring any real or personal property interest or right when Oaktree is known to be interested in the property in question.

     o Receiving a commission or fee on a transaction which would otherwise accrue to Oaktree.

     o Diverting business or personnel from Oaktree.


CORPORATE PROPERTY OR SERVICES

Employees are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to Oaktree, unless approved by the Chairman. Purchase or acceptance of corporate property or use of the services of other employees for personal purposes are also prohibited. This would include the use of inside counsel for personal legal advice absent approval from the General Counsel or use of outside counsel for personal legal advice at Oaktree's expense.

USE OF OAKTREE STATIONERY

It is inappropriate for employees to use official corporate stationery for either personal correspondence or other non-job-related purposes.

GIVING ADVICE TO CLIENTS

Oaktree cannot practice law or provide legal advice. You should avoid statements that might be interpreted as legal advice. You should refer questions in this area to the General Counsel of Oaktree. You should also avoid giving clients advice on tax matters, the preparation of tax returns, or investment decisions, except as may be appropriate in the performance of an official fiduciary or advisory responsibility, or as otherwise required in the ordinary course of your duties.

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VII.     CONFIDENTIALITY

All information relating to past, current and prospective clients is highly confidential and is not to be discussed with anyone outside the organization under any circumstance. One of the most sensitive and difficult areas in Oaktree's daily business activities involves information regarding investment plans or programs and possible or actual securities transactions by Oaktree. Consequently, all employees will be required to sign and adhere to a Confidentiality Agreement.


VIII.    EXEMPTIVE RELIEF

The Approving Officers, consisting of the persons listed on Exhibit 5.3.1, will review and consider any proper request of an Access Person for relief or exemption from any restriction, limitation or procedure contained in this Code of Ethics which is claimed to cause a hardship for such Access Person or which may involve an unforeseen or involuntary situation where no abuse is involved. Exemptions of any nature may be given on a specific basis or a class basis, as the Approving Officers determine. The Approving Officers may also grant exemption from Access Person status to any person or class of persons it determines do not warrant such status. Under appropriate circumstances, the Approving Officers may authorize a personal transaction involving a security subject to actual or prospective purchase or sale for Oaktree clients, where the personal transaction would be very unlikely to affect a highly institutional market, where the Oaktree officer or employee is not in possession of inside information, or for other reasons sufficient to satisfy the Approving Officers that the transaction does not represent a conflict of interest, involve the misuse of inside information or convey the appearance of impropriety. The Approving Officers shall meet on an ad hoc basis, as deemed necessary upon written request by an Access Person, stating the basis for his or her request for relief. The Approving Officers' decision is within their complete discretion.


IX.      SANCTIONS

Upon discovering a violation of this Code, Oaktree may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), a reversal of any improper transaction and disgorgement of the profits from the transaction, demotion, and suspension or termination of employment.


X.       ANNUAL COMPLIANCE CERTIFICATION

Oaktree will require all Access Persons and Oaktree directors to certify annually that (i) they have read and understand the terms of this Code of Ethics and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code, including but not limited to the personal investment transactions policies contained in this Code.

                             EMPLOYEE CERTIFICATION

I have read and understand the terms of the Code of Ethics of Oaktree Capital Management, LLC, effective May 1, 1995, as amended in April 2000. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics. I hereby agree to abide by the Code of Ethics.


____________________________________                   _____________________
(Signature)                                            (Date)



____________________________________
(Print Name)

                             CODE OF ETHICS EXHIBITS

5.3.1    List of Approving Officers and Compliance Officer

5.3.2    Request for Prior Approval of Personal Investment Transactions Form

5.3.3    Quarterly Report of Personal Investment Transactions

5.3.4    Confidentiality Agreement

5.3.5    Annual Holdings Report

5.3.6    Annual Compliance Certification

5.3.7    Report on Outside Directorships and Officerships

5.3.8    List of Personal Brokerage Accounts

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April 2000                                                          Section 5.3

                         OAKTREE CAPITAL MANAGEMENT, LLC
                LIST OF APPROVING OFFICERS AND COMPLIANCE OFFICER


COMPLIANCE OFFICER

Kenneth Liang                 Managing Director and General Counsel


APPROVING OFFICERS
Kristin Scott                 Senior Vice President
Gloria Noh                    Vice President - Legal




April 2000                                                        Exhibit 5.3.1
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